LETTER OF TRANSMITTAL
With respect to the Exchange Offer Regarding the
10.5% Second Lien Senior Secured Notes due 2018 and the 12.5% Senior Notes due 2019
issued by Kinetic Concepts, Inc. and KCI USA, Inc.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON , 2012

To My Broker or Account Representative:
I, the undersigned, hereby acknowledge receipt of the Prospectus, dated , 2012 (the “Prospectus”) of Kinetic Concepts, Inc., a Texas Corporation, and KCI USA, Inc., a Delaware corporation (the “Issuers”) with respect to the Issuers’ exchange offer set forth therein (the “Exchange Offer”). I understand that the Exchange Offer must be accepted on or prior to 5:00 PM, New York City Time, on , 2012.
This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the Issuers’ 10.5% Second Lien Senior Secured Notes due 2018 (the “Old Second Lien Notes”) and/or the 12.5% Senior Notes due 2019 (the “Old Senior Notes” and together with the Old Second Lien Notes, the “Old Notes”) held by you for the account of the undersigned.
The aggregate face amount of the Old Second Lien Notes held by you for the account of the undersigned is (FILL IN AMOUNT): $           of the Old Second Lien Notes.
The aggregate face amount of the Old Senior Notes held by you for the account of the undersigned is (FILL IN AMOUNT): $           of the Old Senior Notes.
With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX(ES)):

◦	TO TENDER the following Old Second Lien Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF OLD SECOND LIEN NOTES TO BE TENDERED, IF ANY):$

◦	TO TENDER the following Old Senior Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF OLD SENIOR NOTES TO BE TENDERED, IF ANY):$

◦	NOT TO TENDER any Old Notes held by you for the account of the undersigned.
If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, the undersigned hereby represents for the benefit of the Issuer and you that:

1.
The undersigned is acquiring the Issuers’ 10.5% Second Lien Senior Secured Notes due 2018 and/or 12.5% Senior Notes due 2019, for which the Old Notes will be exchanged (the “Exchange Notes”), in the ordinary course of its business;

2.
The undersigned is not engaged in, and does not intend to engage in, and does not have an arrangement or understanding with any person to participate in, the distribution (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) of Exchange Notes;

3.	The undersigned is not an “affiliate,” as defined under Rule 405 of the Securities Act, of the Issuer; and

4.	The undersigned is not a broker-dealer and does not engage in, and does not intend to engage in, a distribution of the Old Notes or the Exchange Notes.

If the undersigned is a broker-dealer, and acquired the Old Notes as a result of market making activities or other trading activities, the undersigned represents that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Old Notes pursuant to the Exchange Offer.
The undersigned also authorizes you to:

(1)	confirm that the undersigned has made such representations; and

(2)	take such other action as necessary under the Prospectus to effect the valid tender of such Old Notes.
The undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no—action letters that are discussed in the section of the Prospectus entitled “The Exchange Offer.”
Name of beneficial owner(s):
Signatures:
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